Exhibit (d)(4)

Colony Capital, LLC
1999 Avenue of the Stars
Suite 1200
Los Angeles, CA 90067

May 4, 2007

Special Committee of the Board of Directors of Station Casinos, Inc.
2411 West Sahara Avenue
Las Vegas, Nevada 89102

Gentlemen:

We hereby confirm that as of the date set forth above the Limited Guarantee, dated February 23, 2007, by Colony Investors VII, L.P., Colony Investors VIII, L.P. and Colony Parallel Investors VIII Holdings, L.P. in favor of Station Casinos, Inc. remains in full force and effect.

Sincerely,

COLONY INVESTORS VII, L.P., by Colony Capital VII, L.P., its general partner by Colony GP VII, LLC, its general partner

By:	/s/ Jonathan H. Grunzweig
Name: Jonathan H. Grunzweig
Title: Vice President

COLONY INVESTORS VIII, L.P., by Colony Capital (US) VIII, LLC, its general partner

By:	/s/ Jonathan H. Grunzweig
Name: Jonathan H. Grunzweig
Title: Vice President

COLONY PARALLEL INVESTORS VIII HOLDINGS, L.P., by Colony Capital (Parallel) Holdings VIII, LLC, its general partner

By:	/s/ Jonathan H. Grunzweig
Name: Jonathan H. Grunzweig
Title: Vice President